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                                                                    EXHIBIT 2.02

LIST OF OMITTED SCHEDULES AND EXHIBITS TO AGREEMENT AND PLAN OF REORGANIZATION AND MERGER AND AGREEMENT TO FURNISH FNB SCHEDULES

EXHIBIT         DESCRIPTION


Exhibit B       Form of legal opinion of Williams, Mullen, Christian & Dobbins

Exhibit C       Form of Affiliates' Agreement

Exhibit D       Form of Don M. Green Employment Agreement

Exhibit E       Form of Ben Sergent Employment Agreement

Exhibit F       Form of Esther W. Bolling Employment Agreement

Exhibit         G Form of legal opinion of Smith,
                Anderson, Blount, Dorsett, Mitchell &
                Jernigan, L.L.P.


SCHEDULE        DESCRIPTION

Schedule A      Beneficial Owners of 5% or More of Black Diamond's Common Stock

Schedule B      Conflicts or Breaches of Black Diamond's Charter or By-laws

Schedule C      Investments

Schedule D      Financial Statements

Schedule E      Tax Matters

Schedule F      Options, Warrants and Related Matters

Schedule G      Employees

Schedule H      Certain Contracts

Schedule I      Employment Contracts and Related Matters

Schedule J      Real Estate

Schedule K      Affiliates

Schedule L      Legal Proceedings; Compliance with Laws

Schedule M      Employee Benefits Plans

Schedule N      Insurance

Schedule O      Loan Portfolio

Schedule P      Absence of Changes

Schedule Q      Brokers and Finders

Schedule R      Environmental Matters

Schedule S      Absence of Changes

Schedule T      Options, Warrants and Related Matters

Schedule U      Environmental Matters

The Company hereby agrees to furnish supplementally a copy of any omitted schedules and Exhibits to the Commission upon request.